UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2015
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State Street Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street Boston, Massachusetts	02111
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03.	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.
On October 15, 2015, the Board of Directors of State Street Corporation amended and restated the corporation’s by-laws to implement a “proxy access” procedure for shareholder director nominations. Article I, Section 7(c) of the amended and restated by-laws permits a shareholder, or a group of up to 20 shareholders, to include in State Street’s proxy materials director nominees constituting up to 20% of the board; provided that:

•
the nominating shareholder(s) own a number of shares representing 3% or more of the total voting power of State Street’s outstanding shares of capital stock entitled to vote on the election of directors;

•	the nominating shareholder(s) have owned that number of shares continuously for at least three years; and

•	the nominating shareholder(s) and their director nominee(s) satisfy the requirements of Article I, Section 7(c) of the amended and restated by-laws.

The amended and restated by-laws also contain related and other conforming changes to Section 7. The amended and restated by-laws are effective immediately.
The foregoing description is qualified in its entirety by reference to the amended and restated by-laws, which are attached hereto as Exhibit 3.2 and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.
The By-Laws of State Street Corporation, as amended and restated through October 15, 2015, are filed herewith as Exhibit 3.2.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

	By:	/s/ David C. Phelan
	Name:	David C. Phelan
	Title:	Executive Vice President, General Counsel and Assistant Secretary
Date: October 20, 2015

EXHIBIT INDEX

Exhibit No.	Description
3.2	By-Laws of State Street Corporation, as amended and restated through October 15, 2015